UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

☑	Filed by the Registrant
☐	Filed by a party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

______________________________________________________________________
SLEEP NUMBER CORPORATION
(Name of Registrant as Specified In Its Charter)
______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
______________________________________________________________________

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT DATED APRIL 22, 2025
TO PROXY STATEMENT DATED APRIL 18, 2025
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 28, 2025

On April 18, 2025, Sleep Number Corporation (the “Company“) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”), which was distributed in connection with the Company’s Annual Meeting of Shareholders scheduled for May 28, 2025. The Company is filing this supplement to its Proxy Statement solely to correct an inadvertent error in the given deadline for the submission of shareholder proposals in order to be considered for inclusion in the proxy materials for next year’s shareholder meeting (the “2026 Annual Meeting of Shareholders”) as previously disclosed in the Proxy Statement.

The deadline for submission of shareholder proposals in order to be considered for inclusion in the proxy materials for the 2026 Annual Meeting of Shareholders was incorrectly stated as December 12, 2025 on page 85 of the Proxy Statement, when in fact under the applicable standard in SEC Rule 14a-8 and the Company’s Restated Bylaws, the correct deadline is December 19, 2025.

This supplement does not change or amend any other disclosures included in the Proxy Statement. It is filed solely to correct the deadline for the submission of such proposals for the 2026 Annual Meeting of Shareholders to December 19, 2025.